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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                   FORM 8-A/A



                For Registration of Certain Classes of Securities
                     Pursuant to Section 12(b) or (g) of the
                         Securities Exchange Act of 1934


                                ADMINISTAFF, INC.
             (Exact name of registrant as specified in its charter)


           DELAWARE                                          76-0479645
   (State of incorporation                                (I.R.S. Employer
       or organization)                                  Identification No.)

                          19001 CRESCENT SPRINGS DRIVE
                           KINGWOOD, TEXAS 77339-3802
               (address of principal executive offices) (Zip Code)

                                 (281) 358-8986
                         (Registrant's telephone number,
                              including area code)

       Securities to be registered pursuant to Section 12(b) of the Act:

               Title of each class            Name of each exchange on which
              to be so registered             each class is to be registered
              --------------------            ------------------------------

          Rights to purchase Series A         New York Stock Exchange
            Junior Participating
                Preferred Stock



       Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
                                ----------------
                                (Title of Class)


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ITEM 1.        DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

AMENDMENTS TO RIGHTS AGREEMENT

         On July 22, 1999, the Board of Directors of Administaff, Inc. (the "Company") approved an amendment ("Amendment No. 3") to the Rights Agreement (the "Rights Agreement") between the Company and Harris Trust and Savings Bank, as Rights Agent (the "Rights Agent"), and on August 2, 1999, the Board of Directors of the Company approved a second amendment ("Amendment No. 4") to the Rights Agreement. Amendment No. 3 provided that the Gerhard Stockholders (as defined in the Amendment) would continue to be an "Exempt Person" under the Rights Agreement for the period up to and including August 2, 1999. Amendment No. 4 amended the definition of "Exempt Person" under the Rights Agreement to allow for the increased percentage ownership in the Company, subject to certain limitations, of the Gerhard Stockholders.

        The Amendments are filed herewith as Exhibit 1 and Exhibit 2, and are incorporated herein by reference.



ITEM 2.        EXHIBITS

1. Amendment No. 3 to Rights Agreement dated as of July 22, 1999, between Administaff, Inc. and Harris Trust and Savings Bank, as Rights Agent.

2. Amendment No. 4 to Rights Agreement, dated as of August 2, 1999, between Administaff, Inc. and Harris Trust and Savings Bank, as Rights Agent.


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                                    SIGNATURE

               Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Registration Statement on Form 8-A/A to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: August 9, 1999

                                     ADMINISTAFF, INC.



                                     By: /s/ John H. Spurgin, II
                                        ----------------------------------------
                                         John H. Spurgin, II
                                         Vice President - Legal, General Counsel
                                          and Secretary


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                                INDEX TO EXHIBITS

EXHIBIT
NUMBER

1. Amendment No. 3 to Rights Agreement dated as of July 22, 1999, between Administaff, Inc. and Harris Trust and Savings Bank, as Rights Agent.

2. Amendment No. 4 to Rights Agreement, dated as of August 2, 1999, between Administaff, Inc. and Harris Trust and Savings Bank, as Rights Agent.